Agreement

Whereas Dan Kirschner (Hereinafter "DK") is the current managing director of Auracall Ltd. And wishes to extend his holding in the company.

And

Whereas Swiftnet Ltd. (Hereinafter "SN") the holder of 47.5 percent of Auracall shares and its sole provider

The parties agree that:

      1. SN will not object that Nissim Levy (or his affiliates, hereinafter "NL") will sell all of his share in Auracall to DK once the current agreement between SN and NL, concerning the payout of profits to cover debt / investments and the conditions below will be fulfilled.

      2. DK and SN will accept, should the transaction between DK and NL will be executed, the following conditions that were affirmed in the original contract signed between NL and SN which are:

            a) Any increase of the budget of Auracall will require both parties' approval (DK and SN).

            b) SN will provide costs plus prices(1) as well as management advice and technical support (customer support as long as Auracall turnover is less than 100,000 Pounds per calendar month). SN will sell the service to Auracall and will be responsible for the technical side. SN undertakes to exhibit to Auracall all licenses, price lists, or other permissions / documents necessary for the operation of it business.

            c) Any decision about payments of loans, dividends, salaries, grants or similar expenses will have to be decided by the board of directors with veto rights to both sides. It is further agreed that once the current agreement between SN and NL, concerning the payout of profits to cover debt / investments will be fulfilled, SN and DK, will be entitled to the fee / profit share in line with their share holding ratio. This does not include payment to SN for service, office rent charges to SN / DK, salary and fees as in item 3 below, or other similar expenses. Before any profit distribution, all loans that are related to the parties will have to be paid back.

            d) Auracall will receive ten percent of the paid turnover of customers that it will introduce to SN, except for Mobile phones, where the percentage will be seven. SN has the right to refuse a customer or to renegotiate percentage fee for large customers with low margins.

----------
(1) Calculated by carrier cost + 15 percent to cover costs like E1's rent, necessary infrastructure and 24H technical support lines.

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]

            e) Auracall will have the right to sell other services and products that SN offers or will offer in the future for the best wholesale price available.

            f) The company board of directors will be comprised of 4 members; 2 nominated by SN and 2 by DK. All decision (Expenses, recruitments, strategy, investments, dilutions, dividends, marketing initiatives, accounting finance etc.) will be made by the board of directors and will not be valid without signed minutes with signature from at least one representative from each side (DK and SN). In order to conduct a meeting, a quorum of three directors, as long as there is one from each side, will be sufficient. Signed proxies are also allowed. Both sides will have full veto rights on any decision in the board or outside the board. Veto rights will be effective immediately and must be exercised in writing.

            g) Auracall will operate according to an agreed Business Plan (by a board resolution) and decide on each investment and expense based on the viability of the opportunity.

            h) Both parties will make available their contacts, connections and influence for the success of Auracall.

      3. Once the current agreement between SN and NL mention on item 1 above will be fulfilled, DK salary will be reinstated to 50,000 Pounds P/A and SN will receive 24,000 Pounds P/A as management / consultancy fees. Further salary / fees increase will be agreed together mutually (DK and SN).

      4. DK as the manager of the company, after the acceptance of the shares from NL will receive the following bonus: If Auracall reaches 150,000 Pounds a month turnover (calculated on three consecutive months, calculated based on the Swiftnet invoice to British Telecom) within 2 years from the date that the arrangement between SN and NL will be finalized, then Auracall will issue to DK further shares from treasury to the level that DK will hold 67.5% of the company and SN will hold 32.5% of the company provided that DK is the managing director of Auracall and hold 40 percent or more of the shares in it.

      5. This agreement will take effect after the arrangement between DK and NL will be finalized.

      6. This agreement will be governed according to the laws of England and Wales.

/s/ Dan Kirschner                       /s/ Swiftnet Ltd.
-----------------------------------     ----------------------------------------
Dan Kirschner                           Swiftnet Ltd.

Date: 21-8-2003                         Date: 21-8-03
     ------------------------------          -----------------------------------